EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No.                 ) on Form S-3 of Renasant Corporation and any related Prospectus of our report dated March 2, 2015, related to our audits of the consolidated financial statements and internal control over financial reporting which are included in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/HORNE LLP

Memphis, Tennessee

September 15, 2015